Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
[Variable Annuity]
issued by Depositor
AMERICAN GENERAL LIFE INSURANCE COMPANY
in all states except in New York
VARIABLE ANNUITY ACCOUNT TEN

SUMMARY PROSPECTUS FOR NEW INVESTORS
[August 16], 2021

This summary prospectus summarizes key features of [Variable Annuity], a flexible premium deferred variable annuity contract. Before you invest, you should also review the prospectus for the contract, which contains more information about the contract’s features, benefits, and risks. You can find the current prospectus and other information about the contract online at [www.aig.com/annuities]. You can also obtain this information at no cost by calling us at [(800) 445-7862], by writing to [our Annuity Service Center [(P.O. Box 15570, Amarillo, Texas 79105-5570)].

* * * * * * * * * * * *

YOU MAY CANCEL YOUR CONTRACT WITHIN 10 DAYS OF RECEIVING IT WITHOUT PAYING FEES OR PENALTIES.

In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total contract value. You should review the prospectus, or consult with your financial representative, for additional information about the specific cancellation terms that apply.

* * * * * * * * * * * *

Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission (“SEC”), paper copies of the shareholder reports for portfolios available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the company. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
You may elect to receive all future reports in paper free of charge. You can inform the company that you wish to continue receiving paper copies of your shareholder reports by contacting (855) 421-2692 or visiting www.aig.com/annuities/GetMyPrintedReports and providing the 12-digit opt-in ID located above your mailing address. Your election to receive reports in paper will apply to all portfolios available under your contract.

These securities have not been approved or disapproved by the SEC, nor any state securities commission, nor has the SEC passed upon the accuracy or adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.

Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available at Investor.gov.

Special Terms Used in this Summary Prospectus

Accumulation Phase - The period during which you invest money in your contract.
Benefit - The one-time credit that will be made to your contract in the event your contract value on the [10th] contract anniversary is less than the Net Purchase Payments if you elected the [Contract Value Buffer] Benefit.
Benefit Percentage - A percentage of either [10%] or [20%] selected by you if you elected the [Contract Value Buffer] Benefit.
Benefit Quarter Anniversary - The date following each consecutive three-month period starting on the contract issue date. If the next Benefit Quarter Anniversary has no corresponding date, then the Benefit Quarter Anniversary will be deemed to be the following day.
Benefit Year Anniversary - The date on which each consecutive one-year period begins starting from the date the [Contract Value Buffer] Benefit is elected until it is canceled or terminated.
Company - Refers to American General Life Insurance Company (“AGL”), the insurer that issues this contract. The term “we,” “us” and “our” are also used to identify the issuing Company.
Income Phase - The period upon annuitization during which we make annuity income payments to you.
Good Order - Fully and accurately completed form(s) and/or instructions, including any necessary documentation, applicable to any given transaction or request received by us prior to the Transaction Cutoff, where applicable.
Latest Annuity Date - The first NYSE business day of the month following your 95th birthday.
Market Close - The close of the New York Stock Exchange on business days, excluding holidays, usually 4:00 p.m. Eastern Time.
Net Purchase Payments - Purchase Payments less adjustments for withdrawals. Net Purchase Payments are increased by the amount of subsequent Purchase Payments, if any, and reduced for withdrawals, if any, in the same proportion that the contract value was reduced on the date of such withdrawal. Net Purchase Payments is a term that is only applicable to the optional features available under the contract, which are the optional Return of Purchase Payment Death Benefit and the [Contract Value Buffer] Benefit.
NYSE - New York Stock Exchange.
Purchase Payment - The money you give us to buy and invest in the contract.
Transaction Cutoff - Time by which we must receive applicable transaction requests in Good Order, which is two hours before Market Close. The Transaction Cutoff applies to the following transactions: transfers, surrenders, withdrawals, annuitization, death benefits, and the [Contract Value Buffer] Benefit.
Underlying Fund - The underlying investment portfolios of the Trust in which the Variable Portfolios invest.
Variable Portfolio - The variable investment options available under the contract. Each Variable Portfolio, which is a subaccount of the Separate Account, invests in shares of one of the Underlying Funds. Each Underlying Fund has its own investment objective.

Important Information you Should Consider About the Contract

An investment in the [Variable Annuity] Contract is subject to fees, risks, and other important considerations, some of which are briefly summarized in the following table. You should review the prospectus for additional information about these topics.
	FEES AND EXPENSES	Location in Prospectus
Charges for Early Withdrawals	You may be subject to charges for early withdrawals. Withdrawal charges do not apply to certain withdrawals, including withdrawals up to the annual penalty-free withdrawal amount which equals 10% of your Purchase Payments not yet withdrawn.
• If you withdraw money from your contract within [6] years following each Purchase Payment, you may be assessed a withdrawal charge of up to [7%] of each Purchase Payment withdrawn, declining to [0%] over that time period.
	For example, if you were to withdraw [$100,000] during a withdrawal charge period, you could be assessed a withdrawal charge of up to [$7,000] if your maximum withdrawal charge is [7%] or [$6,000] if your maximum withdrawal charge is [6%].	Expenses
Transaction Charges	In addition to withdrawal charges, you may be charged for other transactions. You will be charged [$25.00] for each transfer in any contract year during the Accumulation Phase with the exception of transfers from the Money Market Fund resulting from a Purchase Payment. The [$25.00] transfer fee will be waived on transfers made on our website. If the total number of transfers in a contract year during the Accumulation Phase exceeds [50] (regardless of the manner in which the transfers are made), the waiver will no longer apply and you will be charged [$25.00] per transfer made on our website. Transfers from the Money Market Fund resulting from a Purchase Payment do not count towards the [50] transfers per contract year. There may also be taxes on Purchase Payments depending on state requirements.	Expenses

	FEES AND EXPENSES			Location in Prospectus
Ongoing Fees and Expenses (annual charges)	The table below describes the current fees and expenses of the contract that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			Expenses
	Annual Fee	Minimum	Maximum
	Base Contract[1]	[1.25]%	[1.25]%
	Investment Options[2] (Underlying Fund fees and expenses)	[Gross]%	[Gross]%
	Optional Return of Purchase Payment Death Benefit	[0.30%]	[0.30%]
	Optional [Contract Value Buffer] Benefit with Benefit Percentage of [10%] Available for an Additional Charge[3]	[0.50]%	[0.50]%
	Optional [Contract Value Buffer] Benefit with Benefit Percentage of [20%] Available for an Additional Charge[3]	[1.00]%	[1.00]%
[1] Consists of Separate Account Charge as a percentage of the average daily ending net asset value allocated to the Variable Portfolios.
[2] As a percentage of Underlying Fund net assets.
[3] An annualized charge will be calculated and deducted from the Contract Value each Benefit Quarter Anniversary beginning on the first Benefit Quarter Anniversary after the contract issue date.
Because your contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the contract, which could add withdrawal charges that substantially increase costs.
	Lowest Annual Cost: $[ ]	Highest Annual Cost: $[ ]
Assumes:
• Investment of [$100,000]
• [5%] annual appreciation
• Least expensive Underlying Fund fees and expenses
• No optional benefits
• No withdrawal charges
• No additional Purchase Payments, transfers, or withdrawals	Assumes:
• Investment of [$100,000]
• [5%] annual appreciation
• Most expensive combination of optional benefits and Underlying Fund fees and expenses
• No withdrawal charges
• No additional Purchase Payments, transfers, or withdrawals

	RISKS	Location in Prospectus
Risk of Loss	You can gain or lose money by investing in this contract, including possible loss of your principal investment.	Principal Risks of Investing in the Contract
Not a Short-Term Investment	• This contract is not designed for short-term investing and may not be appropriate for an investor who needs ready access to cash.
• Charges may apply to withdrawals. Withdrawal charges could significantly reduce the value of your investment or the amount that you receive upon taking a withdrawal. Withdrawals may also reduce or terminate contract guarantees.
• The tax-deferral treatment, the opportunity for long-term income, and the [Contract Value Buffer] Benefit available under this contract are generally more beneficial to investors with a long-term investment horizon.
Risks Associated with Investment Options	• An investment in this contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the contract.
• Each investment option has its own unique risks.
• You should review the investment options before making an investment decision.
Insurance Company Risks	An investment in the contract is subject to the risks related to us, American General Life Insurance Company. Any obligations, guarantees, and benefits of the contract are subject to our claims-paying ability. The risks related to the insurance company are not applicable to the insurance company's Separate Account, which is insulated. More information about us is available upon request by calling the Annuity Service Center at [(800) 445-7862] or [visiting www.aig.com/annuities].
RESTRICTIONS
Investments	• Your initial and subsequent Purchase Payment(s) must be allocated to the Money Market Fund for at least one NYSE business day prior to transferring into any other Variable Portfolio(s).
• You may transfer funds between the investment options, subject to certain restrictions.
• Your transfers between the Variable Portfolios are subject to policies designed to deter frequent and short-term trading.
• The minimum transfer amount is [$100]. If less than [$100] would remain in an investment option after a transfer, the entire amount must be transferred.
• Not all Underlying Funds may be available at the time the contract is purchased.
	• We reserve the right to remove or substitute Underlying Funds as investment options.	Investment Options
Optional Benefits	Additional restrictions and limitations apply under the contract’s optional benefit(s):
• If you elect the [Contract Value Buffer] Benefit:
○ Not all Underlying Funds may be available if you elect this Benefit.
○ You must elect the [Contract Value Buffer] Benefit at the time you purchase your contract.
○ You may not elect this feature if the contract value on the [10th] contract anniversary date (“Benefit Date”) is after the Latest Annuity Date.
○ The Benefit Date will not change as a result of a Spousal Continuation.
○ You may not cancel this benefit prior to the [6th] Benefit Year Anniversary, unless you surrender or annuitize your contract.
• If you elect the optional Return of Purchase Payment Death Benefit:
○ You must elect the optional Return of Purchase Payment death benefit at the time you purchase your contract. Once elected, you cannot change your death benefit option.
○ You can only elect the optional Return of Purchase Payment death benefit before your [76th] birthday.
○ You must notify us in writing of the beneficiary(ies) who will receive any death benefit payments under your contract.
○ We pay a death benefit to your beneficiary(ies) if you die during the Accumulation Phase.
○ We do not pay a death benefit if your contract value is reduced to zero.
	○ Upon annuitizing your contract, the death benefit will terminate.	[Contract Value Buffer] Benefit Death Benefit

	TAXES	Location in Prospectus
Tax Implications	• You should consult with a tax professional to determine the tax implications of an investment in and payments received under the contract.
• If you purchase the contract through a tax-qualified plan or individual retirement account (IRA), there is no additional tax benefit under the contract.
	• Earnings under your contract are taxed at ordinary income tax rates when withdrawn. You may have to pay a tax penalty if you take a withdrawal before age 59½.	Taxes
CONFLICTS OF INTEREST
Investment Professional Compensation	Your financial representative may receive compensation for selling this contract to you in the form of commissions, additional cash compensation, and/or non-cash compensation. We may share the revenue we earn on this contract with your financial representative’s firm. Revenue sharing arrangements and commissions may provide selling firms and/or their registered representatives with an incentive to favor sales of our contracts over other variable annuity contracts (or other investments) with respect to which a selling firm does not receive the same level of additional compensation.	Payments in Connection with Distribution of the Contract
Exchanges	Some financial representatives may have a financial incentive to offer you a new contract in place of the one you already own. You should exchange a contract you already own only if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.

Overview of the Contract

Purpose of the Contract
The contract is designed to help you invest on a tax-deferred basis, meet long-term financial goals, and plan for your retirement. You can accumulate assets by investing in the contract’s investment options and then later convert those accumulated assets into a stream of annuity income payments for your lifetime, or another available period you select. The contract includes an optional death benefit that may help financially protect your beneficiaries in the event of your death.
This contract may be appropriate for you if you have a long investment time horizon and the contract’s terms and conditions are consistent with your financial goals. It is not intended for people whose liquidity needs require early or frequent withdrawals. This contract is intended for those looking to invest and accumulate retirement assets for the long term.
The Underlying Funds are generally designed to provide you with all, or a portion of positive performance related to a referenced index while at the same time reducing all, or a portion of negative performance. Depending upon your time horizon and risk tolerance one or a combination of the available may Underlying Funds be appropriate for you. Please consult your financial professional for additional assistance in choosing the most appropriate making your investment selections. You should investigate all information available to you including, the Underlying Fund’s prospectus, statement of additional information and annual and semi-annual reports. We do not provide investment advice, nor do we recommend or endorse any particular Underlying Fund.
Phases of the Contract
Like all deferred annuities, the contract has two phases: (1) the Accumulation Phase (for savings) and (2) the Income Phase (for income).
Accumulation Phase. During the Accumulation Phase, you invest the money under your contract in one or more available investment options to help you build assets on a tax-deferred basis. The available investment options may include:
•	Variable Portfolios. When you invest in a Variable Portfolio, you are indirectly investing in the Variable Portfolio’s Underlying Fund. The Underlying Funds have different investment objectives, strategies, and risks. You can gain or lose money if you invest in a Variable Portfolio.
•	Your initial and subsequent Purchase Payment(s) must be allocated to the Money Market Fund prior to transferring into any other Variable Portfolio(s).
Additional information about each Underlying Fund is provided in an appendix to this prospectus. Please see APPENDIX A – UNDERLYING FUNDS AVAILABLE UNDER THE CONTRACT.
The amount of money you accumulate under your contract depends (in part) on the performance of the investment options you choose. You may transfer money between investment options during the Accumulation Phase, subject to certain restrictions and possible fees. Your accumulated assets impact the value of your contract’s benefits during the Accumulation Phase, including the death benefit and the [Contract Value Buffer] Benefit, as well as the amount available for withdrawal.
Income Phase. When you are ready to receive guaranteed income under the contract, you can switch to the Income Phase, at which time you will start to receive annuity income payments from us. This is also referred to as “annuitizing” your contract. You generally decide when to annuitize your contract, although there are restrictions on the earliest and latest times that your contract may be annuitized. If you do not annuitize or surrender your contract before the Latest Annuity Date, your contract will be automatically annuitized.
The available annuity income options, provide income payments on a fixed basis. The dollar amount of each payment will not change. There is no death benefit during the Income Phase. Annuity payments may be payable after death depending on the annuity income option that you selected. You cannot take withdrawals of contract value or surrender the contract during the Income Phase.
Contract Features
Accessing Your Money. You may withdraw money from your contract at any time during the Accumulation Phase. If you make a withdrawal, you may have to pay a withdrawal charge and/or income taxes, including a tax penalty if you are younger than age 59½. Withdrawals may negatively impact the value of your contract’s benefits, and may cause the [Contract Value Buffer] Benefit to terminate.
Tax Treatment. You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. Earnings are not taxed until they are distributed, which may occur when making a withdrawal, upon receiving an annuity payment, or upon payment of the death benefit.
[Contract Value Buffer] Benefit. You may be able to elect (or may have elected) the [Contract Value Buffer] Benefit under the contract for an additional fee. This [Contract Value Buffer] Benefit must be elected at the time that the contract is purchased. It is designed to provide limited protection from unfavorable investment performance by providing a one-time credit (“Benefit”) to your contract in the event that your contract value on the [10th] contract anniversary date (“Benefit Date”) is less than the Net Purchase Payments. The [Contract Value Buffer] Benefit cannot be elected if the Benefit Date would occur after the Latest Annuity Date. Once elected, the [Contract Value Buffer] Benefit is only available during the Accumulation Phase.
Death Benefits. If you die during the Accumulation Phase, the Company pays a death benefit to your beneficiary or beneficiaries. The contract includes a Contract Value death benefit equal to value of the contract at no additional charge. If you elect the optional Return of Purchase Payment death benefit for an additional fee, a greater amount may be payable upon death.
Systematic Withdrawal Program. This program allows you to receive periodic withdrawals from your contract on a monthly, quarterly, semi-annual, or annual basis. We reserve the right to discontinue this program. We will notify you in the event we no longer make the Systematic Withdrawal Program available.
Automatic Payment Plan. This program allows you to make automatic subsequent Purchase Payments, once you have contributed at least the minimum initial Purchase Payment. We reserve the right to discontinue this program. We will notify you in the event we no longer make the Automatic Payment Plan available. If you elect the [Contract Value Buffer] Benefit, the Automatic Payment Plan will automatically terminate on the earlier of the [6th] Benefit Year Anniversary or the date in which you are no longer permitted to make subsequent Purchase Payments under the feature.

Benefits Available Under the Contract

The following tables summarize information about the benefits available under the contract.
Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Brief Description of Restrictions / Limitations
Contract Value Death Benefit	Provides a death benefit equal to the contract value	• Your Contract Value Death Benefit is equal to your Contract Value. Any restrictions or limitations that apply to your Contract Value apply to your Contract Value Death Benefit.
Systematic Withdrawal Program	Allows you to receive periodic withdrawals from your contract	• Minimum withdrawal amount is [$100]. • Withdrawals may occur on a monthly, quarterly, semi-annual, or annual basis. • The Systematic Withdrawal Program may be terminated by us at any time.

Standard Benefits (No Additional Charge) (continued)

Name of Benefit	Purpose	Brief Description of Restrictions / Limitations
Automatic Payment Plan	Allows you to make automatic Purchase Payments	• Minimum requirements for the initial and subsequent Purchase Payments and age restrictions apply.
• The Automatic Payment Plan may be terminated by us at any time.
• If the [Contract Value Buffer] Benefit is elected, the Automatic Payment Plan will automatically terminate at the earlier of the [6th] Benefit Year Anniversary or the date in which you are no longer permitted to make subsequent Purchase Payments under the feature.
Optional Benefits Available For Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/ Limitations
[Contract Value Buffer] Benefit	A guaranteed minimum accumulation benefit, designed to provide a one-time credit (“Benefit”) to your contract value in the event that your contract value on the [10th] contract anniversary date (“Benefit Date”) is less than the Net Purchase Payments.	[1.00%] (an annualized charge deducted from the Contract Value each Benefit Quarter Anniversary beginning on the first Benefit Quarter Anniversary after the contract issue date)	• May be elected only at time of contract issuance.
• Purchase Payments may be subject to additional restrictions.
• May not be cancelled by you prior to the [6th] Benefit Year Anniversary.
• May not be re-elected or reinstated after termination.
• The feature terminates automatically following the Benefit Date.
• Only effective during the Accumulation Phase.
• No subsequent purchase payments accepted after the [6th] Benefit Year Anniversary with the election of this feature.
• We reserve the right to not accept subsequent Purchase Payments before the [6th] Benefit Year Anniversary.
• All withdrawals before the one-time credit, if applicable, may significantly reduce or terminate the Benefit.
• May not be available for election through the broker-dealer with which your financial representative is affiliated.
• The broker-dealer with which your financial representative is affiliated may require you to elect the [Contract Value Buffer] Benefit at time of contract issue.
Return of Purchase Payment Death Benefit	Provides a death benefit based on the greater of contract value or Net Purchase Payments	[0.30%] (as a percentage of average daily net asset value allocated to the Variable Portfolios)	• May be elected only at time of contract issuance.
• Cannot be elected by anyone who is age [76] or older.
• Withdrawals may significantly reduce the Benefit.
• May not be available for election through the broker-dealer with which your financial representative is affiliated.
• The broker-dealer with which your financial representative is affiliated may require you to elect the optional death benefit at time of contract issue.

Buying the Contract

PURCHASING THE CONTRACT
To purchase the contract, you must submit your initial Purchase Payment and required paperwork in Good Order to us at our Annuity Service Center, [P.O. Box 15570, Amarillo, Texas 79105-5570], or to a broker-dealer authorized as our agent.
PURCHASE PAYMENTS
An initial Purchase Payment is the money you give us to purchase a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment. You are not required to make any subsequent Purchase Payments. Once your initial Purchase Payment and all required paperwork is received in Good Order, including Purchase Payment allocation instructions at our Annuity Service Center, your initial Purchase Payment will be allocated to the Money Market Fund for at least one NYSE business day. Thereafter, it will be allocated according to your allocation instructions. Similarly, any subsequent Purchase Payments received in Good Order will be allocated to the Money Market Fund prior to transferring into any other Variable Portfolio(s). Thereafter, it will also be allocated in accordance with your allocation instructions. The following table contains the minimum dollar amount for the initial Purchase Payment and each subsequent Purchase Payment.
	Minimum Initial Purchase Payment	Minimum Subsequent Purchase Payment	Minimum Automatic Subsequent Purchase Payment
Qualified and Non-Qualified	[$25,000]	[$500]	[$100]
If you purchased your contract through certain broker-dealers, the minimum initial Purchase Payment may be higher than the amounts shown in this table.
We will not allow anyone who is age [86] or older to add subsequent Purchase Payments after the contract issue date. If the [Contract Value Buffer] Benefit is elected, we will not allow anyone who is age [76] or older to add subsequent Purchase Payments after the contract issue date. Additionally, if the [Contract Value Buffer] Benefit is elected, you will not be able to make Purchase Payments on or after the [6th] Benefit Year Anniversary.
We reserve the right to refuse any Purchase Payment(s) and limit the amount of subsequent Purchase Payment(s) with advance notice. Your total Purchase Payments cannot be more the [$1,000,000] without our approval.
CREDITING AND ALLOCATING PURCHASE PAYMENTS UNDER YOUR CONTRACT
•	Initial Purchase Payment. We will credit your initial Purchase Payment to your contract as of the date it is priced. If your initial Purchase Payment is received by us in Good Order before Market Close, the Purchase Payment will be priced within two NYSE business days after it is received. If the Purchase Payment is received in Good Order after Market Close, the Purchase Payment will be priced within two NYSE business days after the next NYSE business day. If we do not have complete information necessary to issue your contract, we will contact you. If we do not receive the necessary information within five NYSE business days, we will obtain your permission to keep your money until we get the information necessary to issue the contract, or we will send your money back to whomever we received the funds from.

All initial Purchase Payments will be allocated to the Money Market Fund for at least one NYSE business day. Thereafter, it will be allocated according to your allocation instructions.
•	Subsequent Purchase Payment. We will credit a subsequent Purchase Payment to your contract as of the date it is priced. Any subsequent Purchase Payment will be priced as of the day it is received by us in Good Order if the request is received before Market Close. If the subsequent Purchase Payment is received in Good Order after Market Close, it will be priced as of the next NYSE business day.

We allocate your subsequent Purchase Payment to the Money Market Fund as of the date such subsequent Purchase Payment is priced. We then invest your subsequent Purchase Payments in the Variable Portfolios available according to your allocation instructions. If we receive a subsequent Purchase Payment without allocation instructions, we will invest the Purchase Payment according to your most recent allocation instructions.

Making Withdrawals: Accessing the Money in Your Contract

ACCUMULATION PHASE
You can access the money in your contract during the Accumulation Phase by making a withdrawal. You may withdraw all or a portion of your contract value, minus applicable taxes and fees. The following table highlights certain important information about withdrawals under the contract.
Minimum withdrawal amount	[$1,000] ([$100] for systematic withdrawals)
Withdrawal charges and taxes	Your contract provides for a penalty-free withdrawal amount each contract year during the applicable withdrawal period. The penalty-free withdrawal amount is the portion of your contract that we allow you to take out without being charged a withdrawal charge. Your maximum annual penalty-free withdrawal amount equals 10% of remaining Purchase Payments not yet withdrawn each contract year.
Additionally, your withdrawal may be subject to withdrawal charges and taxes, including a 10% IRS penalty tax if you are younger than age 59½.
Negative impact on benefit values	A withdrawal will reduce the value of your contract and will also reduce the value optional Return of Purchase Payment death benefit and the [Contract Value Buffer] Benefit.
Internal Revenue Code or Retirement Plan	Depending on the circumstances, the Internal Revenue Code or your retirement plan may restrict your ability to take withdrawals.
Withdrawing all of the money in your contract (also known as a surrender) will terminate your contract. Where permitted by state law, we may terminate your contract if your contract value is less than [$2,500] as a result of a withdrawal.
INCOME PHASE
Once the Income Phase begins, you will receive annuity payments from your contract under the annuity income option that you select. Please see the prospectus for additional details. You cannot make withdrawals of contract value or surrender during the Income Phase, and all other features and benefits of your contract will terminate.
REQUESTING A SURRENDER OR WITHDRAWAL
A request to withdraw money from your contract must be submitted in writing and in Good Order to the Annuity Service Center at the following address.
Annuity Service Center
[P.O. Box 15570
Amarillo, TX 79105-5570]
You may also elect to take periodic withdrawals by enrolling in the contract's systematic withdrawal program.
If you take a partial withdrawal, you can choose whether any applicable withdrawal charges are deducted from the amount withdrawn or from the contract value remaining after the amount withdrawn. If you fully surrender your contract value, we deduct any applicable withdrawal charges from the amount surrendered.
Any request for withdrawal will be priced as of the day it is received by us in Good Order at the Annuity Service Center, if the request is received before the Transaction Cutoff. If the request for withdrawal is received after the Transaction Cutoff, the request will be priced as of the next NYSE business day. Withdrawals are processed effective the date they are deemed in Good Order and payments are generally made within 7 days.

Additional Information about Fees

[To be Updated by Amendment]
The first table describes the fees and expenses that you pay at the time you surrender the contract, make withdrawals from the contract, or make transfers between investment options. State premium taxes may also be deducted.
Contract Owner Transaction Expenses

Maximum Withdrawal Charges (As a percentage of each Purchase Payment)	[7%]
Transfer Fee (Per transfer in any contract year with the exception of transfers from the Money Market Fund resulting from a Purchase Payment. The fee for transfers made on our website will be waived. If the total number of transfers in a contract year during the Accumulation Phase exceeds [50] (regardless of the manner in which the transfers are made), the waiver will no longer apply and you will be charged [$25.00] per transfer made on our website. Transfers from the Money Market Fund resulting from a Purchase Payment do not count towards the [50] transfers per contract year.)	[$25]
Withdrawal Charge Schedule (as a percentage of each Purchase Payment withdrawn) declines over 7 years as follows:
Years Since Receipt of Purchase Payments	0	1	2	3	4	5	6+
	[7%]	[6%]	[5%]	[4%]	[3%]	[2%]	[0%]
Your contract provides for a penalty-free withdrawal amount each year. Please see PENALTY-FREE WITHDRAWAL AMOUNT below.

The following tables describe the fees and expenses you will pay each year during the time that you own the contract, not including Underlying Fund fees and expenses. If you chose to purchase an optional benefit, you will pay additional charges, as shown below.
Contract Owner Annual Expenses

Base Contract Expenses[1] (Deducted from the average daily ending net asset value allocated to the Variable Portfolios)	[1.25%]
Optional Death Benefits
(deducted from the average daily ending net asset value allocated to the Variable Portfolios)
Return of Purchase Payment	[0.30%]
Optional [Contract Value Buffer] Benefit
(an annualized charge will be calculated and deducted from the Contract Value each Benefit Quarter Anniversary beginning on the first Benefit Quarter Anniversary after the contract issue date)
[Contract Value Buffer] Benefit Percentage	Fee
[10%]	[0.50%]
[20%]	[1.00%]

Annual Underlying Fund Expenses (as of [], 2021)

The following shows the minimum and maximum total operating expenses charged by the Underlying Funds of the Trust, before any waivers or reimbursements, that you may pay periodically during the time that you own the contract. A complete list of Underlying Funds available under the contract, including their annual expenses, may be found in Appendix A.
	Minimum	Maximum
Expenses deducted from Underlying Fund assets, including management fees, distribution and/or service (12b-1) fees, (if applicable) and other expenses.	[ ]%	[ ]%

The foregoing tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the contract. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
Footnotes to the Fee Table:
1  Base Contract Expenses: If you do not elect any optional features, your total Base Contract Expense would be [1.25%] annually.

Examples

[TO BE UPDATED BY AMENDMENT]
These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual contract expenses, and annual Underlying Fund expenses.
The expense examples below assume that you invest $100,000 in the contract for the time periods indicated; your investment has a 5% return each year; and you incur the maximum or minimum fees and expenses of the Underlying Funds as indicated in the examples.
The Maximum Expense Example reflects the most expensive possible combination of charges (including additional charges for optional benefits) for current offerings of the contract. Although your actual costs may be higher or lower, based on these assumptions, your costs at the end of the stated period would be the amounts set forth in the tables below.
Maximum Expense Examples
(assuming annual contract expenses of [2.55%] (including the Return of Purchase Payment death benefit and the selection of the [20%] Benefit Percentage under the [Contract Value Buffer] Benefit which results in an annualized fee of [1.00%] of Net Purchase Payments) and investment in an Underlying Fund with total expenses of [ ]%*):
(1)	If you surrender your contract at the end of the applicable time period**:

1 year	3 years	5 years	10 years
$[ ]	$[ ]	$[ ]	$[ ]
(2)	If you do not surrender or if you annuitize your contract at the end of the applicable time period***:

1 year	3 years	5 years	10 years
$[ ]	$[ ]	$[ ]	$[ ]
Minimum Expense Examples
(assuming minimum annual contract expenses of [1.25%], no election of optional features and investment in an Underlying Fund with total expenses of [ ]%)
(1)	If you surrender your contract at the end of the applicable time period:

1 year	3 years	5 years	10 years
$[ ]	$[ ]	$[ ]	$[ ]
(2)	If you do not surrender or if you annuitize your contract at the end of the applicable time period:

1 year	3 years	5 years	10 years
$[ ]	$[ ]	$[ ]	$[ ]

*	[The fee for the [Contract Value Buffer] Benefit is applicable to your contract value and not directly to your Purchase Payments. An increase to your Net Purchase Payments will increase your contract value and a decrease in your contract value may reduce your Net Purchase Payments.]
**	[If you surrender your contract before the [10th] Benefit Year Anniversary, the [Contract Value Buffer] Benefit will automatically terminate and you will not receive the one-time credit to your contract value, but you will be assessed one final pro-rated [Contract Value Buffer] Benefit fee. If you cancel the [Contract Value Buffer] Benefit on or after the [6th] Benefit Year Anniversary, you will be assessed one final pro-rated [Contract Value Buffer] Benefit fee. The figures included in this example assume the [Contract Value Buffer] Benefit was not canceled on or after the [6th] Benefit Year Anniversary. If you cancel the [Contract Value Buffer] Benefit on or after the [6th] Benefit Year Anniversary or surrender your contract before the [10th] Benefit Year Anniversary, the expense examples will be different.]
***	[If you do not surrender but annuitize your contract before the [10th] Benefit Year Anniversary, the [Contract Value Buffer] Benefit will automatically terminate if you annuitize your contract before the [10th] Benefit Year Anniversary and the fee for the [Contract Value Buffer] Benefit will no longer be assessed. However, if you cancel the [Contract Value Buffer] Benefit on or after the [6th] Benefit Year Anniversary, you will be assessed one final pro-rated [Contract Value Buffer] Benefit fee. The figures included in this example assume the [Contract Value Buffer] Benefit was not canceled on or after the [6th] Benefit Year Anniversary. If you cancel the [Contract Value Buffer] Benefit on or after the [6th] Benefit Year Anniversary, the expense examples will be different.]

These examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

Appendix – Underlying Funds Available Under the Contract

[TO BE UPDATED BY AMENDMENT]
The following is a list of Underlying Funds available under the contract. More information about the Underlying Funds is available in the prospectuses for the Underlying Funds, which may be amended from time to time and can be found online at [    ]. You can also request this information at no cost by calling our Annuity Service Center at [(800) 445-7862]. Not all Underlying Funds may be available at the time the contract is purchased.
The current expenses and performance information below reflect fees and expenses of the Underlying Funds, but do not reflect the other fees and expenses that your contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Underlying Fund’s past performance is not necessarily an indication of future performance.
Type	Underlying Fund – Share Class[*] Adviser/Sub-Adviser	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
[Type]	[Underlying Fund – Share Class][1] [Adviser/Sub-Adviser]	[X]%**	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%

Type	Underlying Fund – Share Class[*] Adviser/Sub-Adviser	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
[Type] (continued)	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
[Type]	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
[Cash]	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
[Type]	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%

Type	Underlying Fund – Share Class[*] Adviser/Sub-Adviser	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
[Type] (continued)	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%
	[Underlying Fund – Share Class] [Adviser/Sub-Adviser]	[X]%	[X]%	[X]%	[X]%

[Please note that not all of these Underlying Funds may be available through the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability and additional restrictions.]

*    *     *
This summary prospectus incorporates by reference the prospectus and statement of additional information (SAI) for the contract, both dated [    ], 2021, as may be amended or supplemented from time to time. The SAI may be obtained, free of charge, in the same manner as the prospectus.

EDGAR Contract Identifier: [    ]